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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  NOOSH, INC.

     Ofer Ben-Shachar and Timothy J. Moore hereby certify that:

     ONE:    The original name of this corporation is NOOSH Merger Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is January 28, 2000.

     TWO:    They are the duly elected and acting President and Secretary, respectively, of NOOSH, Inc., a Delaware corporation.

     THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                      "I.

     The name of the Corporation is NOOSH, Inc. (the "Corporation").

                                      II.

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is the CT Corporation System.

                                     III.

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                      IV.

     A. This Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Class B Common Stock" and "Preferred Stock."

     B. The total number of shares which the Corporation is authorized to issue is ninety-four million four hundred thousand (94,400,000) shares, seventy-five million (75,000,000) shares of which shall be Common Stock (the "Common Stock"), sixteen million eight hundred thousand (16,800,000) shares of which shall be Preferred Stock (the "Preferred Stock") and two million six hundred thousand (2,600,000) shares of which shall be Class B Common Stock (the "Class B Common Stock"). The Common Stock and the Class B Common shall, together, hereinafter be referred to as the "Common Shares." The Preferred Stock shall have a par value of

                                       1.
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one tenth of one cent ($0.001) per share, the Common Stock shall have a par value of one tenth of one cent ($0.001) per share and the Class B Common Stock shall have a par value of one tenth of one cent ($0.001) per share.

     C. Two million twenty three thousand seventy seven (2,023,077) of the authorized shares of Preferred Stock are hereby designated "Series A Preferred Stock" (the "Series A Preferred"). Four million three hundred sixty three thousand six hundred thirty seven (4,363,637) of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"). Six million eight hundred nine thousand one hundred thirty-five (6,809,135) of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred"). Two million (2,000,000) of the authorized shares of Preferred Stock are hereby designated "Series D Preferred Stock" (the "Series D Preferred"). Eight hundred thousand (800,000) of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock" (the "Series E Preferred"). Eight hundred thousand (800,000) of the authorized shares of Preferred Stock are hereby designated "Series E-1 Preferred Stock" (the "Series E-1 Preferred").

     D. Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series E-1 Preferred (together, the "Series Preferred") are as follows:

          1.   Dividend Rights.

               a. Holders of Series Preferred, in preference to the holders of any other stock of the Corporation ("Junior Stock"), shall be entitled to receive on a pro rata basis, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of eight percent (8%) of the "Original Issue Price" per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series A Preferred shall be Sixty-Five Cents ($0.65) (the "Series A Original Issue Price"). The Original Issue Price of the Series B Preferred shall be Two Dollars and Seventy-Five Cents ($2.75) (the "Series B Original Issue Price"). The Original Issue Price of the Series C Preferred shall be Seven Dollars and Forty-Five Cents ($7.45) (the "Series C Original Issue Price"). The Original Issue Price of the Series D Preferred shall be Eleven Dollars ($11.00) (the "Series D Original Issue Price"). The Original Issue Price of the Series E Preferred shall be Thirteen Dollars ($13.00) (the "Series E Original Issue Price"). The Original Issue Price of the Series E-1 Preferred shall be Thirteen Dollars ($13.00) (the "Series E-1 Original Issue Price"). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative.

               b. So long as any shares of Series Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the

                                       2.
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Corporation's right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1a above) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Junior Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Junior Stock. The provisions of this Section 1b shall not, however, apply to (i) a dividend payable in Junior Stock, or (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock. The holders of the Series Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 502, 503 and 506 as they relate to repurchase of shares upon termination of employment or service as a consultant or director.

          2.   Voting Rights.

               a. General Rights. Subject to Sections 2b, 2c and 2d and the last sentence of this Section 2a, and except as otherwise provided herein or as required by law, the Series Preferred shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. Except as required by law or as otherwise set forth herein, holders of Series E Preferred Stock shall not be entitled to vote for the election of directors or to vote on any other matter.

               b. Separate Vote of Series Preferred. For so long as at least seven million (7,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Series Preferred (voting on an as-if-converted basis as a single class) shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Determination) that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of any series of the Series Preferred;

                    (ii) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to or on parity with any series of the Series Preferred in rights of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                                       3.

                    (iii) Any redemption, repurchase, payment of dividends or other distributions with respect to Junior Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer);

                    (iv) Any action that results in the payment or declaration of a dividend on any shares of Junior Stock;

                    (v) Any agreement by the Corporation or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3c);

                    (vi) Any increase or decrease in the authorized number of shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series E-1 Preferred; or

                    (vii) Any issuance of shares of Series D Preferred, whether directly or indirectly, that would result in more than 1,500,000 shares of Series D Preferred being outstanding unless such issuance of shares occurs in connection with (a) a merger, consolidation, acquisition or similar business combination approved by the Board of Directors, (b) any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors, or (c) any strategic transactions involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements, and technology transfer or development arrangements approved by the Board of Directors.

               c. Separate Vote of Series C Preferred. For so long as at least three million five hundred thousand (3,500,000) shares of Series C Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series C Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series C Preferred shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Determination) that alters or changes the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of the Series C Preferred;

                    (ii) Any increase or decrease in the authorized number of shares of the Series C Preferred; or

                    (iii) Any agreement by the Corporation or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 3c) in which the value of the proceeds received by the Series C Preferred is an amount per share of Series C Preferred less than the product obtained by multiplying two by the Series C Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

                                       4.

               d. Election of Board of Directors. For so long as at least three million (3,000,000) shares of Series A Preferred and Series B Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series Preferred), (i) the holders of Series A Preferred, voting as a separate class, shall be entitled to elect one
(1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (ii) the holders of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iii) the holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (iv) the holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

          3.   Liquidation Rights.

               a. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, (i) the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Preferred equal to the Series A Original Issue Price plus all declared and unpaid dividends on such shares of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred held by them, (ii) the holders of Series B Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series B Preferred equal to the Series B Original Issue Price plus all declared and unpaid dividends on such shares of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B Preferred held by them, (iii) the holders of Series C Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series C Preferred equal to the Series C Original Issue Price plus all declared and unpaid dividends on such shares of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Preferred held by them, (iv) the holders of Series D Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series D Preferred equal to the Series D Original Issue Price plus all declared and unpaid dividends on such shares of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series D Preferred held by them, (v) the holders of Series E Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series E Preferred equal to the Series E Original Issue Price plus all declared and unpaid dividends on such shares of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like

                                       5.

with respect to such shares) for each share of Series E Preferred held by them, and (vi) the holders of Series E-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series E-1 Preferred equal to the Series E-1 Original Issue Price plus all declared and unpaid dividends on such shares of Series E-1 Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series E-1 Preferred held by them.

               b. After the payment of the full liquidation preference of the Series Preferred as set forth in Section 3a above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Shares.

               c. The following events shall be considered a liquidation under this Section:

                    (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, as a result of their ownership of the Corporation's securities own less than 50% of the surviving corporation's voting power immediately after such consolidation, merger or reorganization (an "Acquisition"); or

                    (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

               d. If, upon any liquidation, distribution, or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in Section 3a, then such assets shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          4.   Redemption.

          The Series Preferred shall not be redeemable by the Corporation.

          5.   Conversion Rights.

     The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Shares (the "Conversion Rights"):

               a.   Optional Conversion.

                    (i) Subject to and in compliance with the provisions of this Section 5, each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E-1 Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of such shares shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate", "Series B Preferred Conversion Rate", "Series C Preferred Conversion Rate", "Series D Preferred Conversion Rate" or "Series E-1

                                       6.

Conversion Rate", as applicable, then in effect (determined as provided in Section 5b) by the number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E-1 Preferred, as applicable, being converted.

                    (ii) Subject to and in compliance with the provisions of this Section 5, each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time beginning upon the earlier of (A) the date one year after the date on which any share of Series E Preferred was first issued (the "Original Series E Issuance Date") or (B) the date of the Corporation's written consent to such conversion, which written consent will not be unreasonably withheld or delayed, into one fully paid and nonassessable share of Series E-1 Preferred Stock.

                    (iii) Subject to and in compliance with the provisions of this Section 5, each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by multiplying the "Series E Preferred Conversion Rate" then in effect (determined as provided in Section 5b) by the number of shares of Series E Preferred being converted.

                    (iv) Subject to and in compliance with the provisions of this Section 5, each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time beginning upon the earlier of (A) the date one year after the Original Series E Issuance Date, (B) the date 180 days after an Initial Public Offering (as defined in Section B.1 of Article V) or (C) the date of the Corporation's written consent to such conversion, which written consent will not be unreasonably withheld or delayed, into one fully paid and nonassessable share of Common Stock.

               b. Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of each of the Series A Preferred (the "Series A Preferred Conversion Rate"), the Series B Preferred (the "Series B Preferred Conversion Rate"), the Series C Preferred (the "Series C Preferred Conversion Rate"), the Series D Preferred (the "Series D Preferred Conversion Rate"), the Series E Preferred (the "Series E Preferred Conversion Rate") and the Series E-1 Preferred (the "Series E-1 Preferred Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price, the Series B Original Issue Price, the Series C Original Issue Price, the Series D Original Issue Price, the Series E Original Issue Price and the Series E-1 Original Issue Price of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series E-1 Preferred, respectively, by the "Series A Preferred Conversion Price", the "Series B Preferred Conversion Price," the "Series C Preferred Conversion Price," the "Series D Preferred Conversion Price," the "Series E Preferred Conversion Price" and the "Series E-1 Preferred Conversion Price," respectively, calculated as provided in Section 5c.

               c. Series Preferred Conversion Price. As of the date of filing of this Amended and Restated Certificate of Incorporation (the "Filing Date"), the conversion price for the Series A Preferred shall be $0.325 (the "Series A Preferred Conversion Price"), the conversion price for the Series B Preferred shall be $1.375 (the "Series B Preferred Conversion Price"), the conversion price for the Series C Preferred shall be the Series C Original Issue Price

                                       7.
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(the "Series C Preferred Conversion Price"), the conversion price for the Series
D Preferred shall be the Series D Original Issue Price (the "Series D Preferred Conversion Price"), the conversion price for the Series E Preferred shall be the Series E Original Issue Price (the "Series E Preferred Conversion Price") and the conversion price for the Series E-1 Preferred shall be the Series E-1 Original Issue Price (the "Series E-1 Preferred Conversion Price"). Such Series
A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Preferred Conversion shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Preferred Conversion herein shall mean the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Preferred Conversion Price, respectively, as so adjusted after the Filing Date.

               d. Mechanics of Conversion. Each holder of Series Preferred or Class B Common Stock who desires to convert the same into shares of Common Stock or, for holders of Series E Preferred Stock, into shares of Series E-1 Preferred Stock or Class B Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred or Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock, Class B Common Stock or Series E-1 Preferred Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock, Class B Common Stock, or Series E-1 Preferred Stock, as applicable (at the fair market value for such shares as determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock, Class B Common Stock or Series E-1 Preferred Stock issuable, as applicable, upon such conversion shall be treated for all purposes as the record holder of such shares, as applicable, on such date.

               e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series Preferred, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price, the Series E Preferred Conversion Price and the Series E-1 Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series Preferred, the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, the Series D Preferred Conversion Price, the Series E Preferred Conversion Price and the Series E-1 Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5e shall

                                       8.

become effective at the close of business on the date the subdivision or combination becomes effective.

               f. Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Filing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Conversion Price then in effect by a fraction
(i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price, the Series B Preferred Conversion Price, the Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price and Series E-1 Preferred Conversion Price shall be adjusted pursuant to this Section 5f to reflect the actual payment of such dividend or distribution.

               g. Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Filing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

               h. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Filing Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3c or a subdivision or combination of

                                       9.

shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               i. Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3c or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of each Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               j.   Sale of Shares Below Series Preferred Conversion Price.

                    (i) If at any time or from time to time after the Filing Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection 5j to have issued or sold, Additional Shares of Common Stock (as defined in subsection 5j(iv) below), other than as a dividend or other distribution on any class of stock as provided in Section 5f above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 5e above, for an Effective Price (as defined in subsection 5j(iv) below) less than the then effective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, then and in each such case the then existing Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, as applicable, by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection 5j(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Preferred Conversion Price,

                                      10.

Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, as the case may be, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted as of the time of such issuance, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding as of the time of such issuance.

                         (ii)   For the purpose of making any adjustment
required under this Section 5j, the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed as the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed as the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection 5j(iii)) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                         (iii)  For the purpose of the adjustment required under
this Section 5j, if the Corporation issues or sells (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or
(ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, as the case may be, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to

                                      11.

have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price, as the case may be, which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series E-1 Preferred.

               (iv) "Additional Shares of Common Stock" shall mean all Common Shares issued by the Corporation or deemed to be issued pursuant to this Section 5j, whether or not subsequently reacquired or retired by the Corporation other than (A) Common Shares issued or issuable upon conversion of the Series Preferred; (B) Common Shares and/or options, warrants or other Common Share purchase rights, and the Common Shares issued or issuable pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Filing Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (C) Common Shares issued or issuable pursuant to the exercise of options, warrants or

                                      12.

convertible securities outstanding as of the Filing Date, (D) Common Shares and/or options, warrants or other Common Share purchase rights, and the Common Shares issued or issuable pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors,
(E) Common Shares issued or issuable pursuant to the special adjustment provisions of Section 5k below; (F) Common Shares issued or issuable pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors, and (G) Common Shares issued or issuable in connection with strategic transactions involving the Corporation and other entities, including joint ventures, manufacturing, marketing or distribution arrangements, and technology transfer or development arrangements approved by the Board of Directors. References to Common Shares in the subsections of this clause (iv) above shall mean all Common Shares issued by the Corporation or deemed to be issued pursuant to this Section 5j. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5j, into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5j, for such Additional Shares of Common Stock.

               k. Special Adjustments to Series E and E-1 Conversion Prices. In addition to any other adjustments that may be made to the Conversion Prices of the Series E Preferred and the Series E-1 Preferred pursuant to this Section 5, in the event of (i) an Initial Public Offering (as defined in Article V.B.1), the Conversion Price per share of each of the Series E-1 Preferred and Series E Preferred shall automatically be adjusted, immediately prior to the closing of such offering, and immediately prior to any conversion pursuant to Sections 5n(i) and (ii), to a price equal to the lesser of (x) the Conversion Price then in effect for the Series E Preferred and Series E-1 Preferred, respectively, or
(y) the amount equal to 85% multiplied by the price to the public of shares of the Corporation's Common Stock as sold by the Corporation in the an Initial Public Offering (as defined in Article V.B.1) and (ii) an Asset Transfer or Acquisition (each as defined in Article V.D.3.c), the Conversion Price per share of each of the Series E-1 Preferred and Series E Preferred shall automatically be adjusted, immediately prior to the closing of the Asset Transfer or Acquisition (and only in the event an Initial Public Offering (as defined in Article V.B.1) has not yet been consummated), to a price equal to the lesser of
(x) the Conversion Price then in effect for the Series E Preferred and Series E-1 Preferred, respectively, or (y) the amount equal to 85% multiplied by the Acquisition Price Per Share. For purposes of the preceding sentence, "Acquisition Price Per Share" shall equal the aggregate dollar value of the consideration payable pursuant to the Asset Transfer or Acquisition, as the case may be, in exchange for the Outstanding Shares divided by the Outstanding Shares. "Outstanding Shares" for this purpose shall be measured immediately prior to such closing (after giving effect to any adjustment under this Section
5k) and shall equal, as of such time, the sum of (A) the number of shares of Common Stock then outstanding, including any shares issued prior to or in connection with such transaction as a result of the exercise of any options and warrants, and (B) the number of shares of Common Stock into which the then outstanding shares of Series Preferred could then be converted if fully converted as of the time of such issuance.

               l. Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price, Series B Preferred Conversion Price,

                                      13.

Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price for the number of Common Shares or other securities issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series E-1 Preferred, if the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, Series E Preferred or Series E-1 Preferred is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series E-1 Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price, Series D Preferred Conversion Price, Series E Preferred Conversion Price or Series E-1 Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series E-1 Preferred.

               m. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section
3c) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 3c), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               n.   Automatic Conversion.

                    (i) Each share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price, Series B Preferred Conversion Price, Series C Preferred Conversion Price and Series D Preferred Conversion Price, as the case may be,
(a) at any time upon the affirmative vote of the holders of

                                      14.

at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Series Preferred (voting on an as-if-converted basis as a single class) or
(b) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (A) the per share price is at least $11.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), and (B) the gross cash proceeds to the Corporation (before deducting underwriting discounts, commissions and fees) are at least $20,000,000 (a "Qualified IPO"). Each share of Series E-1 Preferred shall automatically be converted into shares of Common Stock based on the then-effective Series E-1 Preferred Conversion Price and each share of Series E Preferred Stock shall automatically be converted into shares of Class B Common Stock, based upon the then-effective Series E Preferred Conversion Price, (a) at any time upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series E Preferred and Series E-1 Preferred, as the case may be, or (b) immediately upon the closing of a Qualified IPO. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5d.

                         (ii)   Each share of Class B Common Stock shall
automatically be converted into the identical number of fully paid and nonassessable shares of Common Stock immediately upon any sale, disposition, assignment or transfer of any shares of Class B Common Stock by the holder thereof after the earlier of (A) the date one year after the Original Series E Issuance Date or (B) the date 180 days after a Qualified IPO.

                         (iii)  Upon the occurrence of any of the events
specified in subsections (i) and (ii) above, the outstanding shares of Series Preferred or Class B Common Stock, as applicable, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock or Class B Common Stock, as the case may be, issuable upon such conversion unless the certificates evidencing such shares of Series Preferred or Class B Common Stock, as applicable, are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of such shares, the holders of such shares shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for such shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock or Class B Common Stock, as the case may be, into which the shares surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5d.

               o. Fractional Shares. No fractional Common Shares shall be issued upon conversion of Series Preferred. All shares of Common Stock or Class B Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion

                                      15.

would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

               p. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, Class B Common Stock and Series E-1 Preferred, solely for the purpose of effecting the conversion of the shares of Class B Common Stock or Series Preferred, such number of its shares of Common Stock, Class B Common Stock and Series E-1 Preferred as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock or Series Preferred. If at any time the number of authorized but unissued shares of Common Stock, Class B Common Stock or Series E-1 Preferred shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock or Series Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock, Class B Common Stock and Series E-1 Preferred to such number of shares as shall be sufficient for such purpose.

               q.   Notices.  Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               r. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock, Class B Common Stock or Series E-1 Preferred upon conversion of shares of Class B Common Stock or Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock, Class B Common Stock or Series E-1 Preferred in a name other than that in which the shares of Series Preferred so converted were registered.

               s. No Dilution or Impairment. Without the consent of the holders of the then outstanding Series Preferred, as required under Section 2b, the Corporation shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

                                      16.

          6. No Reissuance of Series Preferred. No share or shares of Series Preferred or Class B Common Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued; and in addition, the Amended and Restated Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized stock.

     E.   Common Shares.

          1. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as required by law or as set forth herein, holders of Class B Common Stock shall not be entitled to vote for the election of directors or to vote on any other matter.

          2. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock and the Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets and funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          3. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section D3 of this Article IV.

          4. Redemption. The Common Stock and the Class B Common Stock are not redeemable.

          5. Conversion. The Class B Common Stock will be convertible as provided in Section D5 of this Article IV.

     F. Treatment of Series E Preferred Stock and Series E-1 Preferred Stock. Except as otherwise set forth herein, the rights, preferences, privileges and restrictions of the Series E Preferred Stock and the Series E-1 Preferred Stock shall be identical in all respects, and any action by the Corporation affecting the shares of Series E Preferred Stock or the Series E-1 Preferred Stock, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of the Series E Preferred Stock and the Series E-1 Preferred Stock equally.

     G. Treatment of Common Stock and Class B Common Stock. Except as otherwise set forth herein, the rights, privileges and restrictions of the Common Stock and the Class B Common Stock shall be identical in all respects, and any action by the Corporation affecting the Common Stock or Class B Common Stock, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of Common Stock and Class B Common Stock equally.

                                      V.

                                      17.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

     B.   Board of Directors.

          1. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1993 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. During such time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section B.1. of this Article V shall become effective and be applicable only when the Corporation is a "listed" corporation within the meaning of Section 301.5 of the CGCL.

          2. In the event that the Corporation is unable to have a classified board under applicable law, Section 301.5 of the CGCL, Section B.1. of this
Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

          3. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the Corporation (i) is subject to Section 2115(b) of the CGCL and
(ii) is not or ceases to be a "listed" corporation under Section 301.5 of the CGCL. During this time, every stockholder, entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given

                                      18.

proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

     Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C.   Removal of Directors.

          1.   During such time or times that the Corporation is subject to
Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

          2.   At any time or times that the Corporation is not subject to
Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section C.1. above shall no longer apply and removal shall be as provided in
Section 141(k) of the DGCL.

     D.   Vacancies.

          1. Subject to the rights of the holders of any series of Preferred Stock and Article IV.D.2.d., any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

          2. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                                      19.

          3. At any time or times that the Corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

               a. Any holder or holders of an aggregate of five percent (5%) or more of the total number of the shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

               b. The Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall termination upon that election of a successor.

     E. Bylaw Amendments. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

     F. Ballots. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     G. Action By Stockholders. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

     H. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided by the Bylaws of the Corporation.

                                      VI.

     A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under applicable law.

     B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the Corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

     C. Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

                                      20.

                                     VII.

     A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII."

     FOUR:     The foregoing amendment and restatement of the Certificate of
Incorporation has been duly approved by the Board of Directors of this Corporation.

     FIVE:     This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL by the Board of Directors and the stockholders of the Corporation.

     SIX:      The total number of outstanding shares entitled to vote with respect to the amendment herein set forth was 11,486,266 shares of Common Stock, 2,023,077 shares of Series A Preferred Stock, 4,363,637 shares of Series B Preferred Stock, 6,809,135 shares of Series C Preferred Stock and 1,418,182 shares of Series D Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding Common Stock, voting as a separate class, a majority of the outstanding Series C Preferred Stock, voting as a separate class, and at least seventy-five percent (75%) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class.

                                      21.

The undersigned, Ofer Ben-Shachar and Timothy J. Moore, the President and Secretary, respectively, of NOOSH, Inc., declare under penalty of perjury under applicable law that the matters set out in the foregoing Amended and Restated Certificate of Incorporation are true of their own knowledge.

     Executed at Palo Alto, California on March 31, 2000.



                         /s/ Ofer Ben-Shachar
                         -------------------------------------
                         Ofer Ben-Shachar, President



                         /s/ Timothy J. Moore
                         -------------------------------------
                         Timothy J. Moore, Secretary

                                      22.